UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2026

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Purchase and Sale Agreements

On January 29, 2026, Alliance Resource Properties, LLC (“Buyer”), an indirect, wholly-owned subsidiary of Alliance Resource Partners, L.P. (“ARLP”), entered into separate purchase and sale agreements (each, a “PSA” and, collectively, the “PSAs”) with, respectively, The Joseph W. Craft III Foundation (the “JWC Foundation”) and The Kathleen S. Craft Foundation (the “KSC Foundation” and, together with the JWC Foundation, the “Sellers”), pursuant to which Buyer has purchased all of the Sellers’ ownership interests in certain coal reserves together with certain surface rights located in Ohio County, West Virginia and Washington County, Pennsylvania (the “Transactions”).

The total purchase price under each PSA is $7.75 million, for an aggregate purchase price of $15.5 million. Buyer paid the entire purchase price to the KSC Foundation in a lump sum payment at closing, and paid the JWC Foundation approximately $1.85 million at closing, with the remaining amount of the purchase price, together with interest thereon at the rate of 5% per annum, payable in equal, annual installments each January 1 beginning on January 1, 2027 until January 1, 2032 (the “Payment Term”). Pursuant to the JWC Foundation PSA, Buyer shall have the right, by giving written notice to the JWC Foundation, or the obligation upon written demand of the JWC Foundation, to prepay all unpaid purchase price installments (together with accrued and unpaid interest thereon) at any time during the Payment Term without penalty or premium. With the exception of the terms of payment, each PSA is on substantially the same terms and conditions. The Transactions closed on January 29, 2026.

The foregoing description of each PSA is not complete and is qualified in its entirety by reference to the full text of each PSA, which are filed as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Related Party Transaction

The JWC Foundation is controlled by Joseph W. Craft III. Mr. Craft also controls Alliance Resource Management GP, LLC, which is the managing general partner of ARLP (the “MGP”), and he beneficially owns approximately 14% of the common units representing limited partner interests in ARLP (the “ARLP common units”).  Mr. Craft serves as the Chief Executive Officer and President of the MGP, and is also Chairman of the Board of Directors of the MGP (the “Board”). The KSC Foundation is controlled by Kathleen Craft Mowry, who beneficially owns approximately 13% of the ARLP common units. The terms of the JWC Foundation PSA were unanimously approved by the Conflicts Committee of the Board, consisting solely of independent directors.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
10.1	Purchase and Sale Agreement dated January 29, 2026, by and between Alliance Resource Properties, LLC and The Joseph W. Craft III Foundation.
10.2	Purchase and Sale Agreement dated January 29, 2026, by and between Alliance Resource Properties, LLC and The Kathleen S. Craft Foundation.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Cary P. Marshall
Cary P. Marshall
Senior Vice President and Chief Financial Officer

Date: February 4, 2026

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